UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 21, 2015 (May 20, 2015)

CLEAN DIESEL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-33710	06-1393453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1621 FISKE PLACE OXNARD, CALIFORNIA		93003
(Address of Principal Executive Offices)		(Zip Code)

(805) 639-9458

(Registrants telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of the Clean Diesel Technologies, Inc. (the “Company”) was held on May 20, 2015. At the meeting, the Company’s stockholders voted on the following proposals. The proposals are described in detail in the Company’s definitive proxy statement with respect to the 2015 annual meeting filed with the Securities and Exchange Commission on April 2, 2015.

1.	To elect six (6) directors to hold office until the next annual meeting and until their respective successors are elected and qualified;

2.	To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the 2015 fiscal year;

3.	To conduct a non-binding advisory vote to approve the compensation of our named executive officers; and

4.	To approve the Clean Diesel Technologies, Inc. Amended and Restated Stock Incentive Plan.

 Set forth below, with respect to each such matter, are the number of votes cast for or against, the number of abstentions and the number of broker non-votes.

1.	To elect six (6) directors:

	Number of Votes Cast
Nominee	For	Against	Withheld	Broker Non-Vote
Matthew Beale	2,439,012	-	47,913	7,527,652
Dr. Till Becker	2,440,649	-	46,276	7,527,652
Lon E. Bell, Ph.D.	2,437,249	-	49,676	7,527,652
Bernard H. “Bud” Cherry	2,437,166	-	49,759	7,527,652
Charles R. Engles, Ph.D.	2,436,516	-	50,409	7,527,652
Mungo Park	2,438,204	-	48,721	7,527,652
2.	To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the 2015 fiscal year:

Number of Votes Cast
For	Against	Abstain
9,897,739	59,249	57,589
3.	Non-binding advisory vote to approve the compensation of our named executive officers:

Number of Votes Cast
For	Against	Abstain	Broker Non-Vote
2,347,908	91,781	47,236	7,527,652
4.	To approve the Clean Diesel Technologies, Inc. Amended and Restated Stock Incentive Plan:

Number of Votes Cast
For	Against	Abstain	Broker Non-Vote
2,277,197	155,177	54,551	7,527,652

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAN DIESEL TECHNOLOGIES, INC.

May 21, 2015	By:	/s/ David E. Shea
Name: David E. Shea
Title: Chief Financial Officer